UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Torchmark Corporation
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March 16, 2017

To the Stockholders of
TORCHMARK CORPORATION (the Company):

Torchmark Corporation’s 2017 Annual Meeting of Stockholders (Annual Meeting) will be held at Company headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 27, 2017. The Annual Meeting will be conducted using Robert’s Rules of Order and Torchmark Corporation’s Shareholder Rights Policy. This policy is posted on the Company’s website at http://www.torchmarkcorp.com or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a stockholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, sign, and return your proxy or vote over the telephone or on the Internet. If you attend the Annual Meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2016.

Sincerely,

Gary L. Coleman Co-Chairman and Chief Executive Officer

Larry M. Hutchison Co-Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held April 27, 2017

To the Holders of Common Stock of
TORCHMARK CORPORATION

The Annual Meeting of Stockholders of Torchmark Corporation will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on Thursday, April 27, 2017 at 10:00 a.m., Central Daylight Time. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.torchmarkcorp.com. The meeting will be conducted in accordance with Robert’s Rules of Order and our Shareholder Rights Policy. You will be asked to:
(1) Elect the twelve nominees shown in the proxy statement as directors to serve for one-year terms or until their successors have been duly elected and qualified.
(2) Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.
(3) Approve on an advisory basis the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in the Proxy Statement.
(4) Approve on an advisory basis the frequency with which stockholders vote on the Company's executive compensation program (once every year, two years or three years).
(5) Transact any other business that properly comes before the meeting.

The Board of Directors recommends that you vote FOR Proposals (1), (2) and (3) above and that you vote FOR 1 Year in Proposal (4) above. These matters are more fully discussed in the accompanying proxy statement.

The close of business on Thursday, March 2, 2017 is the record date for determining stockholders who are entitled to notice of and to vote at the Annual Meeting. You are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the Annual Meeting in person. You may also choose to vote your shares over the telephone or on the Internet. You may revoke your proxy at any time before it is voted at the meeting.

The Annual Meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Corporate Secretary

McKinney, Texas
March 16, 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 27, 2017:
The Company’s Proxy Statement and 2016 Annual Report are available at: http://www.torchmarkcorp.com/investors/annualreports.

Deferred Compensation Plan	22
Retirement Life Insurance Agreements	23
Perquisites and Personal Benefits	23

PROXY STATEMENT

EXECUTIVE SUMMARY

Company Highlights

Torchmark had a good year in 2016. Net income per share increased 7.9%. Net operating income from continuing operations per share grew 8.7% as well as underwriting income per share grew 4.3%. Net income and net operating income for 2016 reflect the impact of new accounting guidance implemented on a prospective basis at the beginning of 2016. Net income as a ROE was 12.0%. Net operating income from all operations as a ROE excluding unrealized gains and losses on fixed maturities was 14.6%.

Executive Compensation

The compensation recommendations and decisions for 2016 of our management, the Compensation Committee, with the aid of its independent compensation consultant, Board Advisory, LLC, and the independent members of the Board, with respect to the persons who served as Co-Chief Executive Officers during 2016, are summarized in the separate executive summary of Compensation Discussion and Analysis on page 17 of this Proxy Statement.

Corporate Governance

Corporate governance remains a focus of our Board and Company management. In 2016, our efforts for improvements in corporate governance continued, led by the Co-Chairmen and Chief Executive Officers of the Company, our independent Lead Director and the Governance and Nominating Committee. We launched a search for a new director as a part of our Board refreshment process, resulting in the November 2016 election to the Board of Directors of Steven P. Johnson, who brings considerable accounting and auditing expertise to that role. Our comprehensive project for succession planning at all levels of Company management using both internal and external resources was ongoing in 2016. We continued to file annual reports under the Risk Management and Own Risk Solvency Assessment (ORSA) regulation with state insurance regulators on behalf of the Company and its insurance subsidiaries in a process actively overseen by the senior management level Enterprise Risk Management Committee. Finally, we will be issuing an annual sustainability report on environmental, social and governance issues (ESG) and making this report available to our stockholders by October 2017. Additional information about Corporate Governance is found on pages 11 through 16 of this Proxy Statement.

Meeting Actions

At Torchmark Corporation’s 2017 Annual Meeting of Stockholders, you are being asked to:

(1)
Elect Directors – All twelve of our current directors are standing for re-election to a one-year term based upon a majority voting standard: Charles E. Adair, Marilyn A. Alexander, David L. Boren, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Lloyd W. Newton, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi.

Information about the director nominees’ qualifications and tenure on the Board is located on pages 3 to 6 of this Proxy Statement.

(2)
Approve Auditors – Deloitte and Touche, LLP, who have served as Torchmark Corporation’s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2017.

(3)
Advise on Executive Compensation – You are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the various compensation tables and accompanying narrative compensation disclosures found on pages 17 to 37 of this Proxy Statement.

(4)
Advise on Frequency of Voting on Executive Compensation - You are being asked to approve, on a non-binding advisory basis, the frequency with which stockholders vote on the Company's executive compensation program (once every year, two years or three years).

PRINCIPAL STOCKHOLDERS

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2016, as indicated from the most recent Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	11,459,501	(1)	9.65%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,375,615	(2)	6.2%

(1) The Vanguard Group, Inc. (Vanguard) reports the sole power to vote or direct the vote of 181,775 shares, the sole power to dispose of or direct the disposition of 11,264,342 shares and shared power to dispose or to direct the disposition of 195,159 shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 145,522 shares, or .12%, of the common stock outstanding of the Company as a result of its servicing as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 85,890 shares, or .07%, of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(2) BlackRock, Inc. reports the sole power to vote or direct the vote of 6,260,897 and the sole power to dispose or to direct the disposition of 7,375,615 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock. No one person’s interest in the common stock of the Company is more than 5% of the total outstanding common shares.

PROPOSAL NUMBER 1

Election of Directors

The Company’s By-laws provide that there will be not less than seven nor more than fifteen directors with the exact number to be fixed by the Board of Directors. Effective November 2, 2016, the number of directors was set at twelve persons.

The Board of Directors proposes the election of Charles E. Adair, Marilyn A. Alexander, David L. Boren, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Lloyd W. Newton, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Stockholders to be held in 2018 and until his or her successor is elected and qualified. Upon their re-nomination as directors, all directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy.

Non-officer directors first elected to the Board prior to April 28, 2005 must retire from the Board at the annual meeting of stockholders which immediately follows their 78th birthday. Non-officer directors first elected to the Board after April 28, 2005 must retire from the Board at the annual meeting of stockholders immediately following their 74th birthday. In November 2016, the Board fixed the retirement date for non-officer director Lloyd W. Newton, who currently serves as Lead Director, at the annual meeting of stockholders immediately following his 75th birthday in order to retain his expertise during the ongoing Board refreshment and succession processes. Directors who are employees/officers of the Company must retire from active service as directors at the annual meeting of stockholders immediately following their 70th birthday.

If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

The Board recommends that the stockholders vote FOR the election of all of the nominees.

Profiles of Director Nominees

Charles E. Adair
	Independent Director	Chair, Governance and Nominating Committee
Current term expires in 2017

Principal Occupation: Partner, Kowaliga Capital, Montgomery, Alabama, an investment management company since December 1993.

He is also a director of Tech Data Corporation and of Rayonier Advanced Materials, Inc. He formerly served as a director of PSS World Medical, Inc. (2002-2013).

Mr. Adair brings to the Board extensive corporate governance experience developed from more than 20 years of experience as the former President and Chief Operating Officer of a NASDAQ-listed pharmaceutical and medical supplies distributor. Additionally, in his current role as a partner in an investment management company, he has served on both public and private company boards, participating in acquisitions, divestitures and debt and equity financings.

Director since April 2003
Age 69

Marilyn A. Alexander
	Independent Director	Member, Audit Committee
Current term expires in 2017

Principal occupation: Self-employed management consultant since November 2003 and Principal in Alexander & Friedman, LLC, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues since January 2006.
She also serves as a director of DCT Industrial Trust, Inc. She formerly served as a director of Tutor Perini Corporation (2008-2016). Additionally, she is a member of the Board of Regents, Brandman University, Irvine, California and the Board of Governors, Chapman University, Orange, California.

Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 35 years of experience at top corporations including Disneyland Resort where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin as well as in her own consultancy practice.

Director since February 2013
Age 65

David L. Boren
	Independent Director	Member, Governance and Nominating Committee
Current term expires in 2017

Principal occupation: President of The University of Oklahoma, Norman, Oklahoma since November 1994.

He is also a director of Continental Resources, Inc. He also serves as Chairman, Oklahoma Foundation for Excellence Board of Trustees (1984-Present) and as a Trustee for Bloomberg Family Foundation (2010-Present). He formerly served as Co-Chair, President’s Intelligence Advisory Board, U.S. Government (2009-2014).

Mr. Boren brings to the Board a diverse set of skills with a focus on governance, human resources and compensation issues from his experiences as an Oklahoma state legislator, a former Governor of and U.S. Senator from Oklahoma and his present position as the President of the University of Oklahoma, where he oversees 13,000 employees and an annual operating budget of $1.6 billion.

Director since April 1996
Age 75

Jane M. Buchan
	Independent Director	Member, Compensation Committee
Current term expires in 2017

Principal Occupation: Chief Executive Officer and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, an institutional fund of funds for pension plans of corporations, state governments and foreign retirement trusts, since March 2000.

She also serves as Chairwoman and Director of the Chartered Alternative Investment Association (CAIA) and as a Trustee of Reed College, Portland, Oregon and University of California Irvine Foundation.

Ms. Buchan’s 30 year career as an investment professional including experience as an analyst at J.P. Morgan Investment Management, various positions (including Director of Quantitative Analysis and Chief Investment Officer of Non-Directional Strategies) at Collins Associates, an institutional fund of funds and consulting firm, and as founder, Managing Director and CEO of Pacific Alternative Asset Management Company provides the Board with a broad range of investment management skills.

Director since October 2005
Age 53

Gary L. Coleman
Co-Chairman and Chief Executive Officer
Current term expires in 2017

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012. (Formerly Executive Vice President and Chief Financial Officer of Company, September 1999-May 2012).

He is also a member of the Board of Directors, Texas Rangers Baseball Foundation.

Mr. Coleman’s 42 years of experience, which includes seven years at KPMG where he primarily served insurance clients and 33 years in various accounting, financial and investment positions at the Company and its subsidiaries, including service as the Chief Financial Officer of the Company for 13 years, provides the Board with financial and operating perspectives from both management and independent accounting.

Director since August 2012
Age 64

Larry M. Hutchison
Co-Chairman and Chief Executive Officer
Current term expires in 2017

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012. (Formerly Executive Vice President and General Counsel of the Company, September 1999-May 2012).

Mr. Hutchison contributes valuable legal, human resources, and governmental and industry relations perspectives to the Board from his 37 years of experience as an in-house corporate attorney and business executive, including six years at two different insurers prior to joining the Company and its subsidiaries as a staff attorney more than 31 years ago and culminating in 15 years of service as the General Counsel of the Company.

Director since August 2012
Age 63

Robert W. Ingram
	Independent Director	Member, Governance and Nominating Committee
Current term expires in 2017

Principal Occupation: Retired Accounting Educator. (Formerly Senior Associate Dean, 2004-May 2008, and Ross-Culverhouse Professor of Accounting in Culverhouse College of Commerce, University of Alabama, Tuscaloosa, Alabama, 2002-July 2009).

Mr. Ingram’s background of 32 years as an accounting educator at the undergraduate and graduate collegiate levels at four different universities and his experience as Director of the Culverhouse School of Accountancy and Senior Associate Dean of the Culverhouse College of Commerce at the University of Alabama provides the Board with extensive accounting, financial reporting and management expertise.

Director since October 2005
Age 68

Steven P. Johnson
	Independent Director	Member, Audit Committee
Current term expires in 2017

Principal occupation: Financial Consultant and Advisor for Boulder Creek Development, LLC, a developer of office/warehouse buildings, primarily for smaller businesses, and its affiliated companies since June 2013. (Formerly Senior Partner for Deloitte & Touche, LLP, 2010-2013).
Mr. Johnson brings to the Board considerable expertise in accounting, auditing, corporate governance, Sarbanes-Oxley compliance and enterprise risk management, as well as insurance industry experience as an external auditor, stemming from his 41 year career with Deloitte & Touche, LLP, where he held a variety of senior firm leadership and client service positions, including Worldwide Lead Client Service Partner for several prominent firm clients and six years as Deputy Managing Partner - Operations.

Director since November 2016
Age 66

Lloyd W. Newton
	Independent Director	Lead Director
	Current term expires in 2017	Member, Compensation Committee

Principal Occupation: Consultant. (Formerly Executive Vice President of Pratt & Whitney Military Engines, a Division of United Technologies Corporation, East Hartford, Connecticut, a manufacturer of aircraft engines, gas turbines and space propulsion systems, August 2000-March 2006).

He is also a director of L-3 Communications Corp. and Milliken & Company. He formerly served as a director of Goodrich Corporation (2007-2012) and Sonoco Products Company (2008-2014).

Mr. Newton’s experiences as a retired U.S. Air Force General who served as Commander of Air Education and Training Command, where he was responsible for the recruitment, training and education of Air Force personnel, allow him to provide the Board with extensive human resources and management expertise. His work at Pratt & Whitney Military Engines after retiring from the Air Force furnishes an international sales and business development perspective to the Board.

Director since April 2006
Age 74

Darren M. Rebelez
	Independent Director	Chair, Compensation Committee
Current term expires in 2017

Principal Occupation: President of International House of Pancakes, LLC (IHOP) of Glendale, California, a leading family dining brand with franchise locations throughout the United States and internationally, since May 2015. (Formerly Executive Vice President and Chief Operating Officer of 7-Eleven, Inc., Dallas, Texas, the world’s largest convenience store chain, August 2007-October 2014).

He also serves as a director of Children of Fallen Patriots Foundation.

Through his roles at IHOP and 7-Eleven, companies which also target the middle income market, Mr. Rebelez brings to the Board experience in store development, franchising, information technology and business transformation. His prior work at ExxonMobil and Thornton Oil Corporation provides the Board with expertise in merchandising, strategic planning, management and marketing.

Director since February 2010
Age 51

Lamar C. Smith
	Independent Director	Member, Audit Committee
Current term expires in 2016

Principal Occupation: Retired Financial Services Executive. Director and majority owner of Coles Bay Capital LLC, Forth Worth, Texas, a private holding company acquiring and operating other companies, since February 2013. (Formerly Owner and Chief Executive Officer, Vista Commercial Technologies, LLC, Fort Worth, Texas, a supplier of custom fabricated components for defense equipment, December 2011-December 2013; Chairman, January 1992-January 2007, and Chief Executive Officer, 1990-April 2007, of First Command Financial Services, Inc., Fort Worth, Texas, a financial planning company providing insurance, mutual funds and banking services to middle income families including current and former commissioned and non-commissioned military officers; Chairman of First Command Bank, a subsidiary of First Command Financial Services, Inc., May 2007 - September 2007).

He is also a National Association of Corporate Directors (NACD) Governance Fellow and serves as Chairman of Board of Hope Farm, Inc., Search Ministries, Inc. and as a board member of Christian Prayer Breakfast of Fort Worth & Tarrant County, Inc.

Mr. Smith’s experiences during a 30 year career at First Command Financial Services, including seven years of service as its President and Chief Operating Officer and 15 years as its Chairman and Chief Executive Officer, permit him to furnish the Board with an extensive perspective on insurance marketing issues and all aspects of the operations of a large independent insurance and financial services agency.

Director since October 1999
Age 68

Paul J. Zucconi
	Independent Director	Chair, Audit Committee
Current term expires in 2017

Principal occupation: Business Consultant, Plano, Texas, since January 2001.

He formerly served as a director of Affirmative Insurance Holdings, Inc. (2004-2015), American Beacon Funds (26 funds) (2008-2013) and Titanium Metals Corporation (2002-2012). He is a former member of the North Texas Board of Directors, National Kidney Foundation.

Mr. Zucconi brings to the Board extensive experience in accounting, financial reporting and auditing (both internal and independent) from work as an internal auditor in the U.S. Air Force Auditor General’s office and his 33 year career with KPMG, where he was a partner for 25 years and very active in professional practice areas with significant emphasis on financial services, including 17 years as a SEC Reviewing Partner. Since his retirement from KPMG in 2001, he has worked as a business consultant using his accounting expertise.

Director since July 2002
Age 76

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017 will be presented to the stockholders at the Annual Meeting. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2016 and has served in this capacity since 1999. After review and evaluation, the Audit Committee of the Board has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2017 and has recommended that the stockholders ratify the appointment of Deloitte & Touche LLP for 2017.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 3

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), enacted in July 2010, enables Company stockholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

We are asking for stockholder approval of the compensation of our named executive officers, as disclosed on pages 17 to 37 of this Proxy Statement in accordance with SEC rules, which includes the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative compensation disclosures. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that, the Compensation Committee of the Board believes, promote the creation of long-term stockholder value and therefore align management’s interests with the interests of long-term stockholders. As described more fully in the Compensation Discussion and Analysis, the mix of compensation elements, the terms of the annual Management Incentive Plan and the terms of long-term equity incentive awards are all designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Stockholders are urged to read the section of this Proxy Statement entitled “Executive Compensation—Compensation Discussion and Analysis," for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee of the Board. The Board and the Compensation Committee value the opinions of Company stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, the Company is asking stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Recommendation of the Board

The Board recommends that stockholders vote “FOR” advisory approval of the resolution set forth above.

PROPOSAL NUMBER 4

Advisory Vote on Frequency of Advisory Vote on Executive Compensation

The Dodd-Frank Act also provides that stockholders must be given the opportunity at least once every six years, to vote, on a non-binding, advisory basis, for their preference on how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal Number 4, as a stockholder, you may indicate whether you would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. As a stockholder you also may, if you wish, abstain from casting a vote on this proposal.

In 2011, Company stockholders first voted, on an advisory basis, as to the frequency with which they believed we should seek advisory votes on executive compensation. The stockholders agreed with the recommendation of the Board of Directors that an annual advisory vote on executive compensation should occur and the Board elected to adopt such a practice.

After consideration of the frequency alternatives, our Board of Directors has again determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. The Board continues to believe that an annual vote is consistent with the Company’s efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee of the Company will take into account the outcome of this vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every year, every two years, every three years, or abstaining).

Recommendation of the Board

The Board recommends that stockholders vote FOR the option of "1 Year" as the preferred frequency for advisory votes on executive compensation.

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, Gary L. Coleman and Larry M. Hutchison, will vote in accordance with their judgment on these matters.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years(1)
Arvelia Bowie	59	Vice President and Director of Human Resources of Company since December 2006.
J. Matthew Darden	46
Executive Vice President and Chief Strategy Officer of Company since January 2017; President of Family Heritage since January 2017. (Executive Vice President-Innovations & Business Development of Company October 2014 - December 2016; Partner of Deloitte & Touche LLP August 2006 - October 2014)

Steven J. DiChiaro	50	President of LNL Agency Division of Liberty since January 2017. (President January 2015 - December 2016, Executive Vice President and Chief Agency Officer of Liberty December 2011 - December 2014)
Steven K. Greer	44	President of AIL Agency Division of American Income since January 2017. (President January 2016 - December 2016, State General Agent of American Income for the State of Texas May 2001 - December 2015)
Vern D. Herbel	59
Executive Vice President and Chief Administrative Officer of Company since April 2006; President of Liberty since January 2017. (Chief Executive Officer July 2004 - February 2015, President of United American December 2011 - February 2015; Executive Vice President of Globe and American Income May 2002 - February 2015)

Bill E. Leavell	54	President and Chief Executive Officer, Globe Life Direct Response of Globe since January 2017. (President November 2013 - December 2016, Senior Vice President of Globe August 2005 - November 2013)
Ben W. Lutek	58	Executive Vice President and Chief Actuary of Company since January 2013. (Vice President and Chief Actuary of Company August 2010 - January 2013)
Michael C. Majors	54	Vice President, Investor Relations of Company since May 2008; President of United American since March 2015.
Kenneth J. Matson	49
President and Chief Executive Officer, FHL Agency Division of Family Heritage since January 2017. (President March 2014 - December 2016, Executive Vice President of Family Heritage November 2012 - March 2014; President of Family Heritage Marketing Corporation December 1990 - November 2012)

Carol A. McCoy	62	Vice President, Associate Counsel and Corporate Secretary of Company since April 2001.
James E. McPartland	50
Executive Vice President and Chief Information Officer of Company since November 2014. (Vice President, Information Systems Enterprise Planning & Analytics March 2013 - November 2014; Vice President, Applications March 2011 - March 2013 of Tenet Healthcare Corporation, Dallas, Texas, an owner and operator of hospitals and ancillary health care facilities)

R. Brian Mitchell	53
Executive Vice President and General Counsel of Company since June 2012; President of Globe since January 2017. (Senior Vice President of American Income, Globe, Liberty and United American November 2006 - December 2016; Senior Vice President of Family Heritage July 2015 - December 2016; General Counsel of American Income, Globe, Liberty and United American and Secretary of United American June 2010 - December 2016; General Counsel of Family Heritage July 2015 - December 2016; Secretary of Globe and Liberty May 2012 - December 2016; Secretary of Family Heritage July 2015 - December 2016)

W. Michael Pressley	65	Executive Vice President and Chief Investment Officer of Company since January 2013. (Vice President and Chief Investment Officer of Company April 2006 - January 2013)
Roger C. Smith	64
Chief Executive Officer of American Income since December 2003; Chief Executive Officer of Liberty since December 2011. (President of American Income June 2014 - January 2016 and December 2003 - December 2011; President of Liberty December 2011 - December 2014)

Frank M. Svoboda	55
Executive Vice President and Chief Financial Officer of Company since June 2012; President of American Income since January 2017. (Vice President and Director of Tax of Company February 2005 - May 2012)

(1) Liberty, Globe, United American, American Income and Family Heritage, as used in this Proxy Statement, refer to Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, American Income Life Insurance Company and Family Heritage Life Insurance Company of America, subsidiaries of the Company.

Stock Ownership

The following table shows certain information about stock ownership as of December 31, 2016 for the directors, nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to March 1, 2017.

	Company Common Stock or Options Beneficially Owned as of December 31, 2016(1)
Name and City of Residence	Directly(2)	Indirectly(3)
Charles E. Adair Montgomery, AL	38,449	0
Marilyn A. Alexander Laguna, Beach, CA	11,350	0
David L. Boren Norman, OK	13,172	0
Jane M. Buchan Newport Coast, CA	85,902	0
Gary L. Coleman Plano, TX	1,187,731	58,632
Larry M. Hutchison Duncanville, TX	1,066,698	44,988
Robert W. Ingram Gulf Breeze, FL	27,552	0
Steven P. Johnson Plano, TX	1,894	0
Lloyd W. Newton Tampa, FL	37,795	0
Darren M. Rebelez Glendale, CA	20,978	0
Lamar C. Smith Fort Worth, TX	62,796	0
Paul J. Zucconi Plano, TX	48,755	0
Arvelia Bowie Frisco, TX	70,875	518
J. Matthew Darden Dallas, TX	16,500	0
Steven J. DiChiaro Frisco, TX	55,956	1,749
Steven K. Greer The Woodlands, TX	2,042	0
Vern D. Herbel McKinney, TX	151,450	159,275
Bill E. Leavell Pottsboro, TX	73,834	3,711
Ben W. Lutek McKinney, TX	220,250	42,725
Michael C. Majors Allen, TX	38,137	0
Kenneth J. Matson McKinney, TX	52,556	0
Carol A. McCoy Plano, TX	176,024	17,061

	Company Common Stock or Options Beneficially Owned as of December 31, 2016(1)
Name and City of Residence	Directly(2)	Indirectly(3)
James E. McPartland Allen, TX	7,000	0
R. Brian Mitchell McKinney, TX	59,834	8,127
W. Michael Pressley Parker, TX	130,948	1,283
Roger C. Smith Frisco, TX	366,563	2,627
Frank M. Svoboda Grapevine, TX	278,253	1,624
All Directors, Nominees and Executive Officers as a group: (4)	4,303,294	342,320
(1) No individual director, nominee or executive officer other than Gary L. Coleman (1.02%) beneficially owns 1% or more of the common stock of the Company.
(2) Includes: for Adair, 25,142 shares; for Buchan, 11,667 shares; for Coleman, 585,000 shares; for Hutchison, 585,000 shares; for Newton, 9,231 shares; for Rebelez, 5,269 shares; for Bowie, 70,875 shares; for Darden, 16,500 shares; for DiChiaro, 49,500 shares; for Herbel, 130,000 shares; for Leavell, 56,500 shares; for Lutek, 218,750 shares; for Majors, 32,250 shares; for Matson, 52,500 shares; for McCoy, 81,750 shares; for McPartland, 7,000 shares; for Mitchell, 37,750 shares; for Pressley, 82,500 shares; for Roger Smith, 337,500 shares; for Svoboda, 199,500 shares and for all directors, executive officers and nominees as a group, 2,594,184 shares, that are subject to presently exercisable Company stock options.
(3) Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 58,632 shares, 44,988 shares, 518 shares, 1,749 shares, 41,884 shares, 3,711 shares, 17,061 shares, 8,127 shares, 1,283 shares, 2,627 shares and 1,624 shares calculated based upon conversion of stock unit balances held in the accounts of Coleman, Hutchison, Bowie, DiChiaro, Herbel, Leavell, McCoy, Mitchell, Pressley, Roger Smith and Svoboda, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Herbel also includes 58,695 shares held in his living trust and 58,696 shares held in his spouse’s living trust. Indirect ownership for Mr. Lutek includes 42,725 shares held in his family living trust.
(4) All directors, nominees and executive officers, as a group, beneficially own 3.79% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the Company), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In order to assist in the making of these determinations, the Board adopted the categorical standards prescribed by the NYSE as well as eleven additional categorical standards to assist it in making determinations of independence. All directors other than those deemed not “independent” under these standards will be deemed to be “independent” upon a Board determination.

These independence standards are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investors page. They are located under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, which includes questions based on the above-described independence criteria as well as any related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. After review of such recommendations, the Board determined on February 23, 2016 and February 20, 2017 that the following directors continue to meet the categorical standards set by the Board and are “independent”: Charles E. Adair, Marilyn A. Alexander, David L. Boren, Jane M. Buchan, Robert W. Ingram, Lloyd W. Newton, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi. Director Steven P. Johnson was determined to be "independent" upon his November 2, 2016 election to the Board and was determined to continue in such status on February 20, 2017. The Board determined that and Gary L. Coleman and Larry M. Hutchison (as Company employees) were not considered “independent”.

Board Leadership Structure

For a number of years, the Company has chosen to operate with the roles of Chairman of the Board and Chief Executive Officer combined, believing that it could operate effectively with these roles combined while continuing to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups. Although the Board is not currently chaired by an independent director, the Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by a lead independent director. On January 26, 2010, the Board amended the Corporate Governance Guidelines in order to formally provide for the position of a lead independent director (the Lead Director), to define the qualifications and duties of that Lead Director and to elect a director to serve as the Lead Director. As defined in Section H. of the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as Lead Director for more than three one-year terms in succession without express agreement of the Board. The Lead Director has duties, which include, but are not limited to: (a) coordinating the scheduling of and preparation for Board meetings and executive sessions of the Board; (b) leading Board meetings if neither of the Co-Chairmen is present and leading all executive sessions of the independent directors; (c) acting as the principal liaison between the independent directors and the Co-Chairmen and Chief Executive Officers; (d) advising the committee chairs in fulfilling their roles and responsibilities; (e) defining the scope, quality and timeliness of the information flow between management and the Board; (f) leading the process of employing, evaluating and compensating the Co-Chairmen and Chief Executive Officers (g) coordinating Co-Chairman and Chief Executive Officer, director and Board performance evaluations; (h) approving retention of Board consultants; (i) having authority to call meetings of the independent directors and (j) being available for consultation and communication with shareholders upon request. Lloyd W. Newton was elected as Lead Director in April 2016 to serve for a term expiring April 27, 2017.

Board’s Role in Risk Oversight

While the Audit Committee regularly monitors and reports to the Board on the Company’s major financial risk exposures and the Compensation Committee examines and reports to the Board on the Company’s compensation programs and policies to ensure that they do not operate to incent Company executives to take risks which would adversely affect the Company, the Company’s Board has determined that overall responsibility for oversight of enterprise risk management at the Company is that of the entire Board. Accordingly, the Board has not chosen to establish a separately designated risk committee of the Board. Instead, the full Board oversees risk by regularly monitoring, receiving and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management Committee (ERM Committee). The ERM Committee is chaired by the Company’s General Counsel and is currently comprised of: the Company’s Chief Financial Officer; General Counsel; Chief

Administrative Officer; Chief Actuary; Chief Investment Officer; Chief Information Officer; Chief Information Security Officer; Chief Strategy Officer; Vice President, Investor Relations; Director of Internal Audit; Director of Human Resources; the designated ORSA liaison for the Company and the Presidents of the Agency/Marketing Divisions of the principal insurance subsidiaries. The Company's Co-Chairmen and Chief Executive Officers also participate from time to time as non-voting ex officio members of the ERM Committee. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends all ERM Committee meetings. Other members of the Board are encouraged to attend and participate in meetings of the ERM Committee. The ERM Committee operates within and functions as a part of the enterprise risk management governance structure of the Company together with the Board, the various Subsidiary Risk Committees at the insurance companies and the Company’s Risk Management Team, in order to comply with all legal and regulatory requirements related to enterprise risk management from time to time imposed on the Company, including the Risk Management and Own Risk Solvency Assessment (ORSA) regulation. The ERM Committee meets on a regularly scheduled basis to identify, evaluate and prioritize the various risks faced by the Company and its insurance subsidiaries, including, but not limited to, strategic, financial, investment, credit, market, liquidity, operational, legal and regulatory, compliance, information, technological, human capital, fraud, reputational and external risks, and to consider the mitigation of such risks. Directors may submit matters and issues at any time to be considered and reported on by the ERM Committee. In its four meetings held in 2016, the ERM Committee continued to focus on ORSA, including conducting an emerging risks survey, a high level risk assessment and a regulatory risk assessment; review of an information risk appetite statement being developed; and other work by the ERM Committee necessary to the completion and filing of the ORSA Report and enhancement of ongoing ORSA processes. Additionally, in 2016, the ERM Committee received an update on data breach cost modeling as well as conducted focused examinations of credit risk and asset/liability matching risk, risks associated with operational changes necessary to execute the Company's strategic plan, and the perspectives of directors and C-suite executives on the top risks in 2016. The ERM Committee reported on all of their work to the full Board.

Executive Sessions of the Board and Communications with the Board of Directors

The Company’s independent directors have met in regularly scheduled executive sessions without any participation by Company officers or employee directors since October 2002. These executive sessions are currently held either before or after the Board’s regularly scheduled, physical meetings. Additional executive sessions can be scheduled at the request of the independent directors.

The Lead Director presided over the executive sessions during 2016. If that director had not been present, another independent director would have been chosen by the independent directors to preside.

Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investors page. They are located under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees. In March 2016, the Pricing Committee, a special committee established by the Board comprised of Messrs. Coleman, Hutchison, Ingram and Zucconi, met to fix the terms and provisions of the Company's offering of $300,000,000 of its 6.125% Junior Subordinated Debentures due 2056.

Audit Committee—The Audit Committee is currently comprised of Messrs. Zucconi (2016 Chair), Johnson and Lamar Smith and Ms. Alexander. Mr. Johnson joined the committee in November 2016. All members of the Audit Committee are independent under the definitions contained in the SEC and NYSE rules and fully compliant with SEC rules and regulations.

The Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management; selects, appoints, reviews and, if necessary, discharges the independent auditors; reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting; periodically reviews pending litigation and regulatory matters; reviews the performance of the Company’s internal audit function; reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings; reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy; discusses the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures; and monitors and periodically reports to the Board regarding management’s enterprise risk management processes. Additionally, the Audit Committee meets with the Company’s independent auditors and internal auditors both with and without management present at each of its physically-held meetings. The Audit Committee also evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations. The Audit Committee met nine times in 2016 (four physical meetings and five teleconference meetings).

The Audit Committee has a written charter, which is annually reviewed and updated if necessary. The committee charter is posted on the Company’s website and can be viewed by going to www.torchmarkcorp.com and clicking on the Investors page. The committee charter is located under the Board of Directors heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee—The Compensation Committee is currently comprised of Messrs. Rebelez (2016 Chair) and Newton and Ms. Buchan. All members of the Compensation Committee are independent under the rules of the NYSE (including the NYSE’s additional independence requirements for Compensation Committee members), Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code.

The Compensation Committee determines the Company’s stated general compensation philosophy and strategy; reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-Chief Executive Officers’ compensation, evaluating each Co-Chief Executive Officer’s performance in light thereof, and recommending their total compensation to the independent directors for their approval; establishes the annual bonus pool; administers the Company’s Section 162(m) bonus plan, retirement and other employee benefit plans and equity incentive plans; makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans; reviews and recommends to the Board non-employee director compensation; reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and is responsible for the preparation of the Compensation Committee Report in the annual Proxy Statement. The Compensation Committee is authorized to retain its own independent compensation consultant and has retained Board Advisory, LLC as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-Chief Executive Officers and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates certain day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers. The Compensation Committee held five physical meetings in 2016.

The Compensation Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investors page. The committee charter is located under the Board of Directors heading. You may also obtain a printed copy of the committee charter at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee Interlocks and Insider Participation—The Company has no compensation committee interlocks or insider participation as defined by Item 407(e)(4) of SEC Regulation S-K.

Governance and Nominating Committee—The Governance and Nominating Committee is currently comprised of Messrs. Adair (2016 Chair), Boren and Ingram. All members of the Governance and Nominating Committee are independent under the NYSE rules.

The Governance and Nominating Committee has the following duties and responsibilities: receiving and evaluating the names and qualifications of potential director candidates; identifying individuals qualified to become Board members consistent with criteria set by the Board and recommending to the Board director nominees; recommending the directors to be appointed to Board committees, the committee chairs and the Lead Director; developing and recommending to the Board a set of governance guidelines and codes of business conduct and ethics (Governance Guidelines) for the Company; monitoring and annually evaluating how effectively the Board and Company have implemented the Governance Guidelines; overseeing the development and monitoring the implementation of succession planning, both long term and emergency, for the Board, the Co-Chief Executive Officers and Company management; and overseeing evaluations of the performance of the Board and Co-Chief Executive Officers as coordinated by the Lead Director and monitoring the Co-Chief Executive Officers’ evaluations of senior Company management. The Governance and Nominating Committee met five times in 2016 (four physical meetings and one teleconference meeting).

The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including stockholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company stockholder entitled to vote at a stockholders meeting in which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-Laws, which are described on page 16 of this Proxy Statement under Procedures for Director Nominations by Stockholders.

The Governance and Nominating Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investors page. The committee charter is located under the Board of Directors heading. You may also obtain a printed copy of the committee charter at no charge by writing to the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee has also considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.

Succession Planning

The Board is responsible for the succession planning process for both the Chief Executive Officer position and directors. The Board reviews and regularly discusses with the Co-Chief Executive Officers potential candidates which the Co-Chief Executive Officers have identified from among senior management as possible successors for the Chief Executive Officer position. The Board and the Co-Chief Executive Officers also have the authority to examine persons outside of the Company as a part of the process to ultimately select a successor to a Chief Executive Officer. The Board may determine to retain outside professionals including consultants or search firms to assist in the Chief Executive Officer succession planning process. Candidates to succeed a Chief Executive Officer upon his retirement as well as in the event of any emergency involving, or the incapacity of, a Chief Executive Officer are considered and after discussion at the Board level, a successor to the Chief Executive Officer is determined. A written Emergency CEO Succession Plan has been developed, approved by the Board and is currently in place. A similar process is followed by the Co-Chief Executive Officers, consulting with senior management, to identify successors to the Co-Chief Executive Officers’ direct reports (Chief Financial Officer, Chief Administrative Officer, Chief Investment Officer, Chief Actuary, Chief Legal Officer, Chief Information Officer, Chief Strategy Officer, Director of Human Resources and the heads of the agency/marketing divisions of the principal insurance subsidiaries). These potential successors are discussed with the Board and the Board’s concurrence is obtained on the designated successors. A more formalized structure for identifying immediate and long-term successors for key personnel at all levels of the Company and its subsidiaries has been established in the form of a written Company-wide long term succession plan and implemented. Both the Emergency CEO Succession Plan and the Company-wide long term succession plan are reviewed at least annually by the Governance and Nominating Committee and discussed by the full Board in executive session.

Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. Using the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates, all of which are set forth in this Proxy Statement, as the basis for beginning the director succession process, the Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee, comprised of members of the Board, including independent directors, the Co-Chief Executive Officers and the Lead Director, meets with these candidates and makes recommendations for successor directors to the Governance and Nominating Committee and the full Board for decision.

In 2016 and continuing into 2017, succession planning at all levels of management at the Company and its subsidiaries as well as at the Board of Directors has been a focus using both internal and external resources.

Director Qualification Standards

The Company’s Corporate Governance Guidelines discuss the following director qualification standards:

1.
Board Membership Criteria, including independence, limits on the number of boards on which a director serves, a former chief executive officer’s Board membership and directors who change their present job responsibilities;

2.	Size of the Board;
3.	Term Limits;
4.	Retirement Policy; and
5.	Selection of the Chairman of the Board.

More detail regarding these director qualification standards can be found in the Corporate Governance Guidelines by going to the Company’s website at www.torchmarkcorp.com and clicking on Corporate Governance Guidelines under the heading of Corporate Governance on the Investors page.

Additionally, the Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should at a minimum be considered in the nomination or appointment of Board members. You can learn more about these factors by going to the Company’s website at www.torchmarkcorp.com and clicking on Director Qualification Standards under the heading of Board of Directors on the Investors page.

Printed copies of the Corporate Governance Guidelines as well as the statement on Qualifications of Directors may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

One of the factors considered by the Board in the nomination or appointment of members of the Board, as set out in the Board-adopted statement on Qualifications of Directors, deals with diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are implemented. As a part of the annual self-evaluation process, one of a number of factors that the Board and the Nominating and Governance Committee consider is whether the Board as a whole reflects appropriate diversity. In its process to evaluate potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.

Director Identification and Evaluation Procedures

The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates:

1.	The Board identifies the need (a) to add a new Board member meeting certain criteria or (b) to fill a vacancy on the Board.
2.
The Governance and Nominating Committee initiates a search, working with Company staff support and seeking input from other Board members and senior Company management. The Governance and Nominating Committee may also engage a professional search firm or other consultants to assist in identifying director candidates if necessary.

3.	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates.
4.	Candidates that will satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance and Nominating Committee for consideration.
5.	The Lead Director, the Co-CEOs and at least one member of the Governance and Nominating Committee, along with other directors, will interview prospective candidate(s).
6.	The Governance and Nominating Committee meets to consider and approve final candidate(s).
7.	The Governance and Nominating Committee seeks full Board endorsement of selected candidate.

Procedures for Director Nominations by Stockholders

Article III, Section 2 of the Company’s By-Laws provides for procedures pursuant to which Company stockholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of stockholders, the stockholder’s notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-Laws.

You may find the Company’s By-Laws by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investors page. The Company By-Laws are located under the Corporate Governance heading. Printed copies of the By-Laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Board and Annual Stockholder Meeting Attendance

During 2016, the Board held four physical meetings and one teleconference meeting and also acted three times by unanimous written consent. In 2016, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.

The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Stockholders, unless they have an emergency, illness or an unavoidable conflict. At the May 12, 2016 Annual Meeting of Stockholders, all directors were present.

Sustainable Business Practices

The Company’s Board and its management recognize the importance of sustainability and believe the Company has a responsibility to utilize natural resources as efficiently as possible. A variety of conservation initiatives have been implemented through upgrades to the Company's home office facilities, information technology systems and a general focus on increasing employee awareness. Sound sustainability practices are an important component of both good corporate citizenship and sound fiscal management.

The Company will issue an annual sustainability report on environmental, social and governance (ESG) issues and make this report available to stockholders by October 1, 2017.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s financial performance during 2016 improved over 2015. Net operating income from continuing operations earnings per share increased 8.7% over the previous year versus 5% in 2015. Overall performance, as measured relative to the performance framework in the annual bonus plan, increased from 96.7% to 120.1% (on a scale of 0% to 150%, with target or expected performance at 100%). Consistent with our pay for performance philosophy, the Compensation Committee reflected the Company's performance during 2016 in annual bonus and 2017 LTI awards made to the Company’s executive management.1

•	Annual bonuses for the Co-CEOs increased by 15%. Bonuses for the other continuing members of executive management increased by 19.3% from the awards made for 2015 performance.

•
Long-term awards made to the Co-CEOs in early 2017, based on 2016 performance increased by 8.3%, on a share equivalent basis.[2] LTI awards for the other continuing members of executive management, based on 2016 performance and other factors, decreased by 2.4% from the 2016 awards on a share equivalent basis, but increased by 43% on an expected value basis - reflecting the 46% increase in exercise price.

Compensation Philosophy

The Company’s executive compensation philosophy is consistent with our business philosophy. Our compensation philosophy emphasizes and rewards consistent, steady growth in net operating income earnings per share, underwriting income and return on equity, which we believe provides long-term value to our stockholders and therefore aligns management’s interests with our shareholders’ interests. Our compensation philosophy also considers competitive remuneration practices in the insurance and financial services sector as we seek to attract, motivate, reward and retain our key executives at both the holding company and subsidiary levels. Our philosophy has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.

Roles in Compensation Decisions

The Compensation Committee of our Board is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Co-CEOs and other members of senior management and the assistance of its independent compensation consultant, the Compensation Committee sets the total compensation in various forms for the executive management team (including named executive officers—i.e., the Co-CEOs, Chief Financial Officer (CFO) and the other executives listed in the compensation tables in this Proxy Statement, collectively, the NEOs). The Compensation Committee ensures that the mix of compensation among these various elements is appropriately balanced and also considers the retirement and other benefits available to our NEOs in order to ensure that their compensation is fair, reasonable and competitive. Our mix of pay elements is based on the principle that the Company’s business is inherently long-term in nature and not generally subject to dramatic year over year variances in performance. Accordingly, our pay plans emphasize long-term equity accumulation (e.g., option grants), longevity (e.g., pension), consistent financial performance (e.g., performance shares3) and, on a very targeted basis, stability (e.g., restricted stock grants).

Company management, including our Co-CEOs, CFO, General Counsel and the Vice President and Director of Human Resources, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the Compensation Committee in connection with our cash and equity compensation programs and plans. Specifically, our Co-CEOs provide input to assess the effectiveness of the existing compensation philosophy and programs, assist in the design of new compensation programs and the modification of existing programs and make specific recommendations regarding the potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all NEOs except themselves.

The Compensation Committee has the authority to retain outside advisors, experts and other professionals to assist it. Since 2010, the Compensation Committee has retained Board Advisory, LLC, an independent compensation consulting firm. Neither Board Advisory nor any of its affiliates provides any consulting services to the Company. In 2016, at the request of the Compensation Committee, Board Advisory conducted a review of the competitiveness of the total cash and equity-based compensation paid to the Co-CEOs and the other NEOs; made recommendations regarding compensation increases for the NEOs; and provided certain special reports and analyses requested by the Compensation Committee, such as recommendations for a new peer group, a discussion of annual and long-term performance measures, director compensation, recommendations regarding long-term incentive grant guidelines and analysis of historical share usage in the long-term incentive plan.

1 The executive management team consists of the Co-CEOs plus fourteen officers of Torchmark and its various subsidiaries.

2 We define share equivalents as the number of shares counted under the Torchmark Corporation 2011 Incentive Plan, as amended.
3 We define performance share unit awards as performance shares for the purposes of this discussion.

Setting Executive Compensation

The Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers in order to retain the insurance executives necessary to the successful operation of the Company. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it works using this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and performance share awards, rather than through primarily annual cash bonuses.

During 2016, the Compensation Committee conducted an extensive review of the composition of the peer group, considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. In considering a peer group, the Compensation Committee was mindful of the effect of company scope on executive pay. Since the Company’s business model does not place much emphasis on capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the committee decided that the most relevant comparison of size was based on Total Policy Income, which largely reflects premiums and fees. Enterprise Value1 was used as a secondary measure of size. As a result of the review, the Committee decided to significantly expand the number of companies in the peer group. The revised peer group is shown in the following table:

Company Name	Ticker	2015 Total Policy Income (dollar amounts in millions) ($)	Total Enterprise Value at 12-31-15 (dollar amounts in millions) ($)
AFLAC	AFL	17,570	26,041
American Financial Group	AFG	4,328	6,283
American National Insurance Company (2)	ANAT	2,089	2,699
Assurant, Inc. (2)	AIZ	8,351	5,180
Cincinnati Financial	CINF	4,480	10,013
CNO Financial Group Inc. (2)	CNO	2,556	7,216
Erie Indemnity	ERIE	1,539	4,818
Fidelity National Financial	FNG	4,286	15,256
Hanover Insurance Group	THG	4,705	3,972
Kemper	KMPR	2,010	2,501
Lincoln National Corporation (2)	LNC	8,291	14,691
Old Republic	ORI	5,179	5,674
Primerica (2)	PRI	750	2,869
Principal Financial Group, Inc. (2)	PFG	5,963	14,140
Unum Group (2)	UNM	8,082	10,709
W. R. Berkley	WRB	6,041	8,205
75th Percentile		6,551	11,567
Median		4,592	6,750
25th Percentile		2,439	4,606
Torchmark Corporation	TMK	2,999	8,167
(1) Enterprise Value is market capitalization of common equity plus book value of debt minus cash.
(2) Previously included in peer group.

Part of the Compensation Committee’s process of structuring and setting executive compensation includes conducting annually, with the assistance of its consultant, a detailed pay and performance analysis of compensation for the Company’s executive officers relative to the pay and performance of executives occupying similar positions in its peer group. The results of these analyses, including the analyses done in 2016 for 2013 to 2015 performance, show that the Company’s financial performance during this three-year period (which includes various metrics) as measured for compensation purposes was generally above the peer group's median. The Company’s 2015 return on equity was above the 75th percentile of the peer group. Total compensation levels as compared to the Company’s peer group are consistent with this performance and each officer’s tenure.

For 2015, the cash compensation (salary plus annual bonus) paid to the Co-CEOs was at about the median of the peer group’s cash compensation. Long-term incentive awards were benchmarked on a grant basis, using expected values (i.e., similar to the values shown in a Summary Compensation Table). This analysis showed that long-term awards were generally above market, reflecting the Company’s strong stock price (a primary driver of expected value) and emphasis on long-term compensation. It should be noted that our analysis of Co-CEO compensation measures their compensation relative to the average of the peer company CEO and second highest paid executive. This approach produces a benchmark that is typically 20% to 30% below the peer CEOs (depending on the component of pay examined).

Assessment of 2016 Advisory Vote on Executive Compensation

The Company conducted a non-binding, advisory stockholder vote on executive compensation as disclosed in the 2016 Proxy Statement (known as a “Say-on-Pay” vote) at its Annual Meeting held on May 12, 2016. At that meeting stockholders who cast votes overwhelmingly approved, on an advisory basis, the executive compensation disclosed in the 2016 Proxy Statement (95.8%). The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2017 salaries, 2016 bonus decisions and equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2016 voting results and took them into consideration in fixing the compensation levels for the NEOs other than the Co-CEOs in 2017 and in making its recommendations to the full Board regarding Co-CEO compensation in 2017.

Elements of Compensation

The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid on or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements included in compensation available to executives during fiscal year 2016 included:

•	Base salaries;

•	Cash bonuses;

•	Long-term equity incentives in the form of stock options, performance shares and restricted shares;

•	Retirement and other benefits, including a defined benefit pension plan; and

•	Perquisites and personal benefits.

Base Salaries

The Compensation Committee fixes (or, in the case of a Co-CEO, recommends to the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer’s time in the position, pay relative to organizational peers and individual performance. Effective January 19, 2017, the Compensation Committee fixed salaries for the NEOs with the exclusion of Mr. Coleman and Mr. Hutchison (whose salaries were fixed by the Board on February 21, 2017) as shown in the table below:

	2016 Salary ($)	2017 Salary ($)
Gary Coleman	875,000	900,000
Larry Hutchison	875,000	900,000
Frank Svoboda	500,000	520,000
Roger Smith	595,000	600,000
Vern Herbel	520,000	520,000
Michael Pressley	500,000	520,000

Annual Cash Bonuses

Annual cash bonuses are a key component of our executive compensation program and are competitively positioned between the 25th percentile and median. To ensure the tax deductibility of bonuses paid to executives, we have an annual Management Incentive Plan (Section 162(m) Plan), under which we may pay annual cash bonuses to the Co-CEOs and the other NEOs. This plan utilizes a “Plan within a Plan” approach where the criteria set by the Compensation Committee under this plan stipulate the maximum bonus that can be paid to each NEO1. The Compensation Committee is also authorized to pay discretionary bonuses to executives outside of the Section 162(m) Plan, which may or may not be tax deductible.

As noted, the Section 162(m) Plan establishes an upper limit for bonuses to covered employees to ensure tax deductibility. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment as the Compensation Committee deems appropriate. For 2016, the Compensation Committee established the annual incentive plan framework tied to three metrics, assigning 40% weight to net operating income earnings per share (EPS) growth (ranging from 2% to 10%); 30% weight to underwriting income growth (ranging from -3.0% to 5%); and 30% weight to return on equity (ROE) (ranging from 12.8% to 14.8%), subject to the exercise of discretion on the part of the Compensation Committee to further adjust the bonuses based upon consideration of subjective factors.

For 2016, net operating income EPS grew 8.7%, underwriting income grew 0.6% and ROE from continuing operations was 14.42%, yielding a total framework bonus amount of $3.873 million for the NEOs, or about 120.1% of the target bonus amount. This is shown in the following table. The bonuses for Messrs. Roger Smith, Svoboda and Pressley were determined based on recommendations of the Co-CEOs. The bonuses shown for Mr. Coleman and Mr. Hutchison were recommended by the Compensation Committee and approved by the independent members of the Board. The Compensation Committee approved the other bonuses.

	Target Bonus as a % of Salary	Target Bonus Amount ($)(2)	Framework Bonus ($)(3)	Actual Bonus Paid ($)
Gary Coleman	126%	1,100,000	1,320,000	1,320,000
Larry Hutchison	126%	1,100,000	1,320,000	1,320,000
Roger Smith	80%	476,000	571,000	475,000
Frank Svoboda	55%	275,000	330,000	330,000
Mike Pressley	55%	275,000	330,000	330,000
Total		3,226,000	3,871,000	3,775,000
(1) The criteria established by the Compensation Committee specify that net operating income per share must increase by 2% from the prior year for any bonuses to be payable and that, in such case, a bonus pool equal to 3% of pre-tax operating income will be established. For 2016, this pool was $23,618,000. Per the terms of the 162(m) Plan, the bonus payable to the each of the Co-CEOs cannot exceed 30% of the pool ($7.085 million for 2016) and the bonus paid to each of the other covered employees (as defined in Section 162(m) of the Code) cannot exceed 10% of the pool ($2.362 million for 2016).
(2) Reflects target bonus amount based on targeted EPS growth, underwriting income growth and ROE in 2016. The degree to which these objective criteria were achieved, along with subjective criteria considered by the committee, were used in determining (or, in the case of the Co-CEOs, recommending to the independent members of the Board) the amount by which the maximum bonus amount payable to each participating NEO would be reduced. The threshold bonus amount is equal to half the target. The maximum bonus is equal to the lesser of 150% of target or the amount allowed by the Section 162(m) Plan.
(3) Bonus earned based on the 2016 performance framework, before Compensation Committee discretion. Equal to 120.1% of Target Bonus.

Vern Herbel 's 2016 bonus was not paid pursuant to the Section 162(m) plan. The Compensation Committee awarded him a discretionary bonus of $210,000 based in part on the Co-CEOs' assessment of his performance as Chief Administrative Officer of the Company, taking into account his efforts to control administrative and acquisition costs and to manage implementation of new systems and technologies throughout the Company.

Long-Term Equity Incentives

The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, which we first began awarding in 1984. Beginning in 2006, we used annual grants of time-vested restricted stock awards to certain senior executives for retention purposes as an incentive to work beyond the established early retirement age of 55. In 2012, we began granting performance shares, the vesting of which is directly tied to performance goals outlined in the Company’s strategic plan. In 2013 and 2014, we expanded this practice by replacing all annual grants of restricted stock to executive officers (i.e., roughly the top 15 executives of the Company and its subsidiaries) with annual awards in the form of performance shares. The performance shares awarded on February 24, 2016 will be earned and issued following the end of the three-year performance period from January 1, 2016 through December 31, 2018, based on the extent to which the Company achieves various performance goals established by the Compensation Committee: 40% weight to three-year growth in EPS (ranging from 3% to 10%), 30% weight to growth in underwriting income (ranging from 0.5% to 4%) and 30% weight to average ROE over the period 2016 to 2018 (ranging from 12.5% to 14.5%). Beginning in 2013, it is the Compensation Committee’s intention to only award time-vested restricted stock among these officers on a select basis where it is felt there is a need for further retention. In this case, these awards will utilize vesting after five years, with no partial vesting or vesting for early retirement. No time-vested restricted stock awards were made to NEOs in 2016.

The incentive plan under which stock options and restricted stock were awarded in 2016 was the Torchmark Corporation 2011 Incentive Plan (the 2011 Plan). The purposes of the 2011 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to provide these persons with an incentive for outstanding individual performance.

In making individual long-term incentive awards, we do not follow the common industry practice of determining a competitive annual grant value and then calculating a number of shares to be awarded based on that value. That approach produces the counterintuitive result of larger share grants when stock prices decline and smaller grants when prices increase. It also distorts the relative value of options versus full-value share awards (e.g., restricted stock and performance shares) during times of market turmoil. Instead it has been our practice to set award guidelines by position and keep those share levels relatively constant over a period of time. Individual awards are then made relative to the guidelines, reflecting the individual’s performance and retention needs. The awards made in 2016 were made using the grant guidelines that were developed in 2014, based on an analysis of peer grant practices, measured in terms of dollar value and dilution rather than just dollar value. This approach minimizes differences in stock performance between companies and was based on our longer-term assessment of the relative value of the various incentive vehicles utilized.

Based upon recommendations from the Co-CEOs, the Compensation Committee, as the administrator of the plan, selected the NEOs (other than the Co-CEOs), other officers and key employees (a total of 169 persons) who received non-qualified stock option grants, restricted stock awards and/or performance share awards on February 24, 2016. In a February 24, 2016 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded Co-CEOs Gary Coleman and Larry Hutchison each 30,000 performance shares (at target) and non-qualified options on 125,000 shares with an exercise price equal to the market closing price on that date and a term of ten years. In making the 2016 grants, the Compensation Committee considered the Co-CEOs’ recommendations for all persons other than themselves, individual performance and the Company’s succession planning and retention needs.

The 2011 Plan authorizes the Compensation Committee to set the performance metrics and goals for performance share awards as well as the restrictions on restricted shares and their vesting periods. The Compensation Committee also is charged with determining the type of stock options they award or recommend, the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2011 Plan as the NYSE market closing price on the grant date. The grant date for stock options, restricted stock awards and performance share awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options, restricted stock and/or performance shares and the number of option restricted shares and/or performance shares.

The Compensation Committee and the independent members of the Board do not time the grant of stock options, restricted stock or performance shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Company common stock. The consideration and grant of equity incentive awards to participants in the 2011 Plan, whether in the form of options, restricted shares and/or performance shares, normally occurs during the window period of each year which opens following the release of the prior year’s reported earnings.

Stock Ownership/Retention Guidelines

We have formal stock ownership guidelines that currently provide:

•	Any person serving as the CEO of the Company must hold shares of the Company stock with a market value equal to at least six times his annual salary;

•	The Executive Vice Presidents of the Company must hold Company stock with a market value equal to at least three times their respective annual salaries;

•
The Chief Executive Officers/Presidents of the Agency/Marketing Divisions of the Company’s principal insurance subsidiaries must hold Company stock with a market value of at least two times their respective annual salaries;

•
Executive officers of the Company and its principal subsidiaries designated from time to time by the Governance and Nominating Committee must acquire and hold Company stock with a market value equal to their respective annual salaries; and

•
Non-employee directors of the Company must acquire and hold Company stock with a market value equal to at least five times that portion of their respective annual retainers which may be paid in cash (Annual Cash Retainer).

All such directors, the Co-CEOs and the executive officers have a five-year period from the January 1, 2007 inception of these guidelines, their initial election as a director (if first elected after January 1, 2007) or their initial inclusion in the above-described categories of executive officers (the Initial Compliance Date) to attain the minimum ownership levels. For purposes of meeting these stock ownership guidelines, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift and 401(k) plans, time-vested restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment of the ownership guidelines.

Until the minimum ownership levels are attained within the requisite period, the director or executive cannot sell any shares owned outright, sell any restricted stock when vested or performance shares when issued other than those shares necessary to pay withholding taxes, or execute a “cashless” option exercise where more shares are sold than are necessary to pay the option exercise price and withholding taxes. The executive or director must retain all “profit shares” (the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, vesting of restricted stock or earnout of performance shares) until minimum ownership levels are met; provided, however, that in exceptional circumstances, upon obtaining an advance waiver of the guidelines from the Governance and Nominating Committee of the Board, profit shares may be sold.

We have no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions as to when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines. Our insider trading policy prohibits executives from trading and/or writing put and call options and other derivative vehicles in order to hedge positions or speculate in Company stock.

Retirement and Other Benefits

Retirement benefits provided to executives consist of a defined benefit pension plan benefit, a group term life insurance benefit, additional life insurance under Retirement Life Insurance Agreements, post-employment health coverage and, in the case of certain executives, benefits under a supplemental executive retirement plan (SERP). While some of these retirement benefits are available to all eligible employees (e.g., pension plan benefit, group term life insurance and post-employment health coverage), other benefits are only available to designated executives when they retire (e.g., Retirement Life Insurance Agreements and benefits under the SERP). The Company has chosen to provide such benefits either broadly or to specific individuals to attract and retain employees and executives by enabling retirement savings and planning. The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Messrs. Coleman, Hutchison, Svoboda, Smith, Herbel and Pressley are among the 29 persons designated in 2016 by the Compensation Committee as participants in the SERP.

Savings Plans

Eligible executives and employees may choose to participate in the Torchmark Corporation Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.

Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Code for pre-tax contributions commencing on that date. No additional after-tax contributions were permitted to the Thrift Plan after December 31, 2006. The Company matches the employee’s pre-tax contributions at 100% on the first 1% of salary and at 50% on the next 5% of salary up to a maximum annual match of $9,275. The employee may contribute additional amounts, which are not matched by the Company, up to the maximum amount allowed by the I.R.C annually (in 2016, $18,000) and if he or she is age 50 or older, the employee may make an annual “catch-up” contribution of up to an additional $6,000, which is also not subject to Company matching. These contributions can be directed to the same type of investment funds as previously available. Each of the NEOs participates in this plan.

Deferred Compensation Plan

The Company has historically provided a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors who may elect to defer all or any part of their compensation into an interest-bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a 0.5% expense allowance. In 2008, this plan was amended to rename the plan the Torchmark Corporation Restated Deferred Compensation Plan, to provide that those persons newly eligible to participate in this plan must be officers of the Company eligible to participate in the SERP (which would currently include the Co-CEOs and the other NEOs), and to provide that directors not already participating in the plan will not be eligible participants. None of the NEOs participates in this plan.

Retirement Life Insurance Agreements

The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive effective upon the later of their 65th birthday or their retirement date with coverage equal to a designated percentage, which will vary, based upon the employee’s age at the nearest birthday to their date of retirement, from 65% at age 55 to 100% at ages 62 or over, of an amount equal to two times the employee’s salary and bonus in their final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Messrs. Coleman, Hutchison and Roger Smith each have a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit, Mr. Herbel has a $495,000 maximum benefit under his agreement, and Messrs. Pressley and Svoboda do not have Retirement Life Insurance Agreements.

Perquisites and Personal Benefits

We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid tickets to events where the most expensive tickets utilized in 2016 had a face price of $150 per ticket, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2016 exceeded $10,000 for one of the NEOs reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including the NEOs, holding Company stock options have option grant agreements which provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement at age 55 or older, early retirement at age 60 or older, normal retirement at age 65 or older, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, on disability or on death. Termination of employment for cause results in expiration of all options on the date of the termination notice.

Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Company’s 2007 Long-Term Compensation Plan (2007 Plan) and the 2011 Plan provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within two years after the effective date of a change in control. The Section 162(m) Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of the Company.

Our executives are subject to post-termination obligations for confidentiality pursuant to confidentiality agreements which they sign while employed. These post-termination confidentiality obligations do not relate to any compensation or benefits payable or to be payable upon certain triggering events. Beginning in 2015, all executives receiving performance share awards and certain executives receiving stock options are subject to non-solicitation, non-competition and confidentiality provisions contained in the respective grant agreements.

The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are not extended on a post-termination basis.

Clawback Provisions

Bonuses paid to executives pursuant to the Section 162(m) Plan are subject to “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to determine whether and which executives will be required to forfeit the right to receive any future payments under the plan and/or to recapture prior payments they determine to have been inappropriately received by an executive. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.

Awards made pursuant to the 2011 Plan may be recaptured by the Company on the occurrence of certain specified events if the Compensation Committee so specifies in the award certificate or grant agreement. Such specified events may include, but are not limited to, termination of employment for cause; violation of material Company policies; breach of non-competition, confidentiality or other restrictive covenants that may apply to the award recipient; other conduct by the award recipient that is detrimental to the business or reputation of the Company or its subsidiaries; or a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the award recipient caused or contributed to the material inaccuracy.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the Section 162(m) Plan of the Company is intended to qualify as “performance-based compensation” which is not subject to the limits of Code Section 162(m). The Compensation Committee will not necessarily limit executive compensation to that paid under the Section 162(m) Plan or that is otherwise deductible under Section 162(m) of the Code.

The Company designs, awards and implements its non-qualified deferred compensation arrangements to fully comply with Code Section 409A and the accompanying regulations. We amended our non-qualified deferred compensation plans to comply with Section 409A, effective January 1, 2009.

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including stock option grants and restricted stock awards in accordance with the requirements of ASC 718, Compensation — Stock Compensation in the consolidated GAAP financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Torchmark has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Darren M. Rebelez, Chairman
Jane M. Buchan
Lloyd W. Newton

February 20, 2017

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

SUMMARY COMPENSATION TABLE

The table below summarizes various categories of compensation earned in 2016 by the persons who served as the Company’s Co-Chief Executive Officers, its Chief Financial Officer and the three next most highly compensated executive officers of the Company. The six named executive officers had 2016 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column or the Bonus column below) in the aggregate which represented 34.04% of their total compensation in 2016.

None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Gary L. Coleman	2016	870,865	0	1,519,200	1,497,500	1,320,000	981,809	18,619	6,207,993
Co-Chairman and Chief Executive Officer	2015	845,192	0	2,010,375	1,561,500	1,151,000	218,403	45,992	5,832,462
	2014	821,058	0	1,965,000	2,074,000	900,000	1,742,542	51,682	7,554,282

Larry M. Hutchison	2016	870,865	0	1,519,200	1,497,500	1,320,000	931,569	18,619	6,157,753
Co-Chairman and Chief Executive Officer	2015	845,192	0	2,010,375	1,561,500	1,151,000	194,789	34,764	5,797,620
	2014	821,058	0	1,965,000	2,074,000	900,000	1,634,314	34,695	7,429,067

Frank M. Svoboda	2016	499,692	0	607,680	407,400	330,000	552,832	22,706	2,420,310
Executive Vice President & Chief Financial Officer	2015	477,692	0	643,320	624,600	250,000	215,347	24,780	2,235,739
	2014	449,768	0	608,320	829,600	185,000	549,063	24,681	2,646,432

Roger C. Smith	2016	594,846	0	911,520	583,940	475,000	1,026,586	15,147	3,607,039
Chief Executive Officer, American Income and Liberty	2015	583,846	0	964,980	936,900	430,000	658,087	15,068	3,588,881
	2014	569,693	0	912,480	1,244,400	450,000	1,340,243	15,188	4,532,004

Vern D. Herbel	2016	519,846	210,000	354,480	305,550	0	790,511	9,275	2,189,662
Executive Vice President & Chief Administrative Officer	2015	510,000	200,000	402,075	520,500	0	143,998	9,275	1,785,848
	2014	509,923	0	570,300	725,900	225,000	1,675,921	22,274	3,729,318

W. Michael Pressley	2016	499,692	0	607,680	407,400	330,000	581,532	21,910	2,448,214
Executive Vice President & Chief Investment Officer	2015	478,462	0	643,320	624,600	250,000	429,218	13,820	2,439,420
	2014	459,847	0	608,320	725,900	225,000	794,753	13,667	2,827,487
(1) Amounts shown in this column for Messrs. Coleman, Hutchison, Svoboda, Herbel, Smith and Pressley for 2016 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 24, 2016 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($3,038,400), Hutchison ($3,038,400), Svoboda ($1,215,360), Smith ($1,823,040), Herbel ($708,960) and Pressley ($1,215,360).

(2) Amounts shown in this column for Messrs. Coleman, Hutchison, Svoboda, Herbel, Smith and Pressley for 2015 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 25, 2015 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($4,020,750), Hutchison ($4,020,750), Svoboda ($1,286,640), Smith ($1,929,960), Herbel ($804,150) and Pressley ($1,286,640).
(3) Amounts shown in this column for Messrs. Coleman, Hutchison, Svoboda, Herbel, Smith and Pressley for 2014 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 24, 2014 grant date (Svoboda, Herbel, Smith and Pressley) and March 4, 2014 (Coleman and Hutchison), which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($3,930,000), Hutchison ($3,930,000), Svoboda ($1,216,640), Smith ($1,824,960), Herbel ($1,140,600) and Pressley ($1,216,640).
(4) Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Footnote 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2016.
(5) Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Executive	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Coleman	2016	267,849		713,960
	2015	75,525		142,878
	2014	420,362		1,322,180
Hutchison	2016	251,752		679,817
	2015	66,476		128,313
	2014	392,649		1,241,665
Svoboda	2016	154,370		398,462
	2015	37,078		178,269
	2014	214,343		334,720
R. Smith	2016	198,409		828,177
	2015	99,327		558,760
	2014	237,302		1,102,941
Herbel	2016	225,000		565,511
	2015	32,566		111,432
	2014	363,497		1,312,424
Pressley	2016	162,083		419,449
	2015	106,610		322,608
	2014	267,449		527,304
(6) Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Messrs. Coleman, Hutchison, Svoboda, R. Smith and Pressley; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites ($) (a)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Gary Coleman		9,275	9,344	18,619
Larry Hutchison		9,275	9,344	18,619
Frank Svoboda	11,632	9,275	1,799	22,706
Vern Herbel		9,275		9,275
Roger Smith		9,275	5,872	15,147
Mike Pressley		9,275	12,635	21,910
(a) For Mr. Svoboda, the amount reflects fitness center dues, country club dues and personal use of certain Company-purchased tickets.
The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.

2016 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary L. Coleman	Options	2/24/2016								125,000	50.64	1,497,500
	Performance Shares	2/24/2016				15,000	30,000	60,000				1,519,200
	Annual Cash		550,000	1,100,000	1,650,000
Larry M. Hutchison	Options	2/24/2016								125,000	50.64	1,497,500
	Performance Shares	2/24/2016				15,000	30,000	60,000				1,519,200
	Annual Cash		550,000	1,100,000	1,650,000
Frank M. Svoboda	Options	2/24/2016								60,000	50.64	407,400
	Performance Shares	2/24/2016				6,000	12,000	24,000				607,680
	Annual Cash		137,500	275,000	412,500
Roger C. Smith	Options	2/24/2016								86,000	50.64	583,940
	Performance Shares	2/24/2016				9,000	18,000	36,000				911,520
	Annual Cash		238,000	476,000	714,000
Vern D. Herbel	Options	2/24/2016								45,000	50.64	305,550
	Performance Shares	2/24/2016				3,500	7,000	14,000				354,480

W. Michael Pressley	Options	2/24/2016								60,000	50.64	407,400
	Performance Shares	2/24/2016				6,000	12,000	24,000				607,680
	Annual Cash		137,500	275,000	412,500
(1) Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s Section 162(m) Plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described on pages 19 and 20. On January 19, 2017, the Compensation Committee certified attainment of the bonus objectives for Messrs. Svoboda, Roger Smith and Pressley who were paid the bonuses shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 21, 2017, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. Coleman and Hutchison based upon receipt of the Compensation Committee’s January 19, 2017 certification of attainment of their bonus objectives.
(2) Performance shares awarded February 24, 2016, pursuant to the Company’s 2011 Plan and to be issued upon vesting following completion of the three year performance period commencing January 1, 2016 and ending December 31, 2018 and certification of attainment of specified targets for cumulative net operating income earnings per share, underwriting income and average return on equity for the performance period.
(3) Non-qualified stock options granted February 24, 2016 to Messrs. Svoboda, Roger Smith, Herbel and Pressley have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the Compensation Committee. Such options vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date. Non-qualified stock options granted February 24, 2016 to Messrs. Coleman and Hutchison have a ten-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the independent members of the Board. Such options vest as to 25% of the shares on each of the second, third , fourth and fifth anniversaries of the grant date.
(4) The values included in this column represent the grant date fair value of performance share awards, restricted stock and option awards computed in accordance with ASC 718. The assumptions utilized for options are set out in Footnote 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Coleman	02/24/16		125,000	1		50.6400	02/24/26
	02/25/15		150,000	2		53.6100	02/25/22
	02/24/14	75,000	75,000	2		50.6934	02/24/21
	02/27/13	150,000				37.4000	02/27/20
	01/23/12	97,500				30.3267	01/23/19
	04/28/11	112,500				29.5912	04/28/18
								02/24/16					60,000	7	4,425,600	5
								02/25/15					37,500	8	2,766,000	5
								03/04/14	26,644	3	1,965,261	5
Larry M. Hutchison	02/24/16		125,000	1		50.6400	02/24/26
	02/25/15		150,000	2		53.6100	02/25/22
	02/24/14	75,000	75,000	2		50.6934	02/24/21
	02/27/13	150,000				37.4000	02/27/20
	01/23/12	97,500				30.3267	01/23/19
	04/28/11	112,500				29.5912	04/28/18
								02/24/16					60,000	7	4,425,600	5
								02/25/15					37,500	8	2,766,000	5
								03/04/14	26,644	3	1,965,261	5
Frank M. Svoboda	02/24/16		60,000	2		50.6400	02/24/23
	02/25/15		60,000	2		53.6100	02/25/22
	02/24/14	30,000	30,000	2		50.6934	02/24/21
	02/27/13	60,000				37.4000	02/27/20
	01/23/12	49,500				30.3267	01/23/19
								02/24/16					24,000	7	1,770,240	5
								02/25/15					12,000	8	885,120	5
								02/24/14	8,525	3	628,804	5
								01/23/12	450	4	33,192	5

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger C. Smith	02/24/16		86,000	2		50.6400	02/24/23
	02/25/15		90,000	2		53.6100	02/25/22
	02/24/14	45,000	45,000	2		50.6934	02/24/21
	02/27/13	90,000				37.4000	02/27/20
	01/23/12	90,000				30.3267	01/23/19
	04/28/11	22,500				29.5912	04/28/18
								02/24/16					36,000	7	2,655,360	5
								02/25/15					18,000	8	1,327,680	5
								02/24/14	12,788	3	943,243	5
								02/21/12	1,200	4	88,512	5
								01/23/12	3,000	4	221,280	5
Vern D. Herbel	02/24/16		45,000	2		50.6400	02/24/23
	02/25/15		50,000	2		53.6100	02/25/22
	02/24/14	26,250	26,250	2		50.6934	02/24/21
	02/27/13	52,500				37.4000	02/27/20
								02/24/16					14,000	7	1,032,640	5
								02/25/15					7,500	8	553,200	5
								02/24/14	7,993	3	589,564	5
								02/27/13	18,750	6	1,383,000	5
								02/21/12	600	4	44,256	5
								01/23/12	2,100	4	154,896	5
W. Michael Pressley	02/24/16		60,000	2		50.6400	02/24/23
	02/25/15		60,000	2		53.6100	02/25/22
	02/24/14	26,250	26,250	2		50.6934	02/24/21
								02/24/16					24,000	7	1,770,240	5
								02/25/15					12,000	8	885,120	5
								02/24/14	8,525	3	628,804	5
								01/23/12	2,400	4	177,024	5
(1) Stock options vest at the rate of 25% per year over a four-year period commencing on the second anniversary of the grant date, with a ten-year term.
(2) Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
(3) Performance shares to be issued with respect to a three year performance period commencing January 1, 2014 and ending December 31, 2016 based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2017 upon certification of achievement of performance objectives by the Compensation Committee.
(4) Restricted stock vests at the rate of 20% per year over a five-year period commencing on the first anniversary of grant date.
(5) Calculated using 2016 year-end closing market price of $73.76 per share.
(6) 18,750 restricted shares vesting 100% on the fifth anniversary of grant date.
(7) Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2016 and ending December 31, 2018, if at all, based upon the degree of satisfaction of three performance criteria.
(8) Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2015 and ending December 31, 2017, if at all, based upon the degree of satisfaction of three performance criteria.

OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR ENDED DECEMBER 31, 2016

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)(3)
Gary L. Coleman	112,500	(4)	4,547,975	89,374	(6)	4,884,567	(12)
Larry M. Hutchison	112,500		4,548,779	89,374	(7)	4,884,567	(13)
Frank M. Svoboda	112,500	(5)	4,172,921	10,236	(8)	519,458	(14)
Roger C. Smith	196,722		7,709,266	30,184	(9)	1,560,633	(15)
Vern D. Herbel	210,000		6,965,856	13,555	(10)	712,261	(16)
W. Michael Pressley	105,000		2,608,948	17,248	(11)	892,627	(17)
(1) “Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.
(2) “Value Realized on Vesting” represents the value of restricted stock or performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
(3) Vesting Dates for Shares of Restricted Stock:

Executive	Jan 23, 2016	Feb 21, 2016	Apr 28, 2016
G. Coleman			48,600
L. Hutchison			48,600
F. Svoboda	450
R. Smith	3,000	1,200	3,150
V. Herbel	2,100	600	2,700
W. Michael Pressley	2,400		1,800
(4) Executive retained 14,650 shares in a "modified cashless" option exercise.
(5) Executive retained 18,000 shares in "modified cashless" option exercises.
(6) Executive acquired 48,600 shares on vesting of restricted stock and 40,774 shares on February 24, 2016 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at maximum payout level with respect to the 2013 - 2015 performance period. Executive surrendered to Torchmark 20,388 of such restricted stock shares and 17,105 of such vested performance shares in payment of withholding taxes due.
(7) Executive acquired 48,600 shares on vesting of restricted stock and 40,774 shares on February 24, 2016 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at maximum payout level with respect to the 2013 - 2015 performance period. Executive surrendered to Torchmark 20,388 of such restricted stock shares in payment of withholding taxes due and 1,370 of such vested performance shares in partial payment of withholding taxes due.
(8) Executive acquired 450 shares on vesting of restricted stock and 9,786 shares on February 24, 2016 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at maximum payout level with respect to the 2013 - 2015 performance period. Executive surrendered to Torchmark 1,196 of such vested performance shares in partial payment of withholding taxes due.
(9) Executive acquired 7,350 shares on vesting of restricted stock and 22,834 shares on February 24, 2016 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at maximum payout level with respect to the 2013 - 2015 performance period. Executive surrendered to Torchmark 2,647 of such vested restricted stock shares and 9,579 of such vested performance shares in payment of withholding taxes due.
(10) Executive acquired 5.400 shares on vesting of restricted stock and 8,155 shares on February 24, 2016 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at maximum payout level with respect to the 2013 - 2015 performance period.
(11) Executive acquired 4,200 shares on vesting of restricted stock and 13,048 shares on February 24, 2016 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at maximum payout level with respect to the 2013 - 2015 performance period.
(12) $2,819,772 for restricted stock and $2,064,795 for performance shares. Shares surrendered to Torchmark in payment of withholding taxes due on vested performance shares were valued at $866,197.

(13) $2,819,772 for restricted stock and $2,064,795 for performance shares. Shares surrendered to Torchmark in partial payment of withholding taxes due on vested performance shares were valued at $69,377.
(14) $23,895 for restricted stock and $495,563 for performance shares. Shares surrendered to Torchmark in partial payment of withholding taxes due on vested performance shares were valued at $60,565.
(15) $404,319 for restricted stock and $1,156,314 for performance shares. Shares surrendered to Torchmark in partial payment of withholding taxes due on vested restricted stock shares were valued at $43,595 and shares surrendered in payment of withholding taxes due on vested performance shares were valued at $485,081.
(16) $299,292 for restricted stock and $412,969 for performance shares.
(17) $231,876 for restricted stock and $660,751 for performance shares.

PENSION BENEFITS AT DECEMBER 31, 2016

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Torchmark Corporation Pension Plan and the Torchmark Corporation Supplemental Executive Retirement Plan (effective January 1, 2007) (the SERP) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Gary L. Coleman	Torchmark Corporation Pension Plan	35	2,194,916	0
	Torchmark Corporation Supplemental Executive Retirement Plan	35	7,033,147	0
Larry M. Hutchison	Torchmark Corporation Pension Plan	31	1,958,124	0
	Torchmark Corporation Supplemental Executive Retirement Plan	31	6,283,608	0
Frank M. Svoboda	Torchmark Corporation Pension Plan	13	825,611	0
	Torchmark Corporation Supplemental Executive Retirement Plan	13	1,304,782	0
Roger C. Smith	Torchmark Corporation Pension Plan	17	1,137,040	0
	Torchmark Corporation Supplemental Executive Retirement Plan	17	4,742,370	0
Vern D. Herbel	Torchmark Corporation Pension Plan	30	1,600,829	0
	Torchmark Corporation Supplemental Executive Retirement Plan	30	4,715,373	0
W. Michael Pressley	Torchmark Corporation Pension Plan	14	1,321,048	0
	Torchmark Corporation Supplemental Executive Retirement Plan	14	2,288,337	0

(1) Present value of accumulated benefits is calculated using the December 31, 2016 FAS 87 disclosure assumptions as follows: (a) discount rate of 4.29% for the Torchmark Corporation Pension Plan benefits; (b) discount rate of 4.24% for Torchmark Corporation Supplemental Executive Retirement Plan benefits; (c) Optional Combined Tables for males and females based on the RP-2014 Mortality Table projected generationally from 2006 with Scale BB (male); (d) the calculated present value at age 65 is discounted with interest only to the current age and (e) no pre-retirement mortality or termination assumed prior to age 65.

The Torchmark Corporation Pension Plan (the Pension Plan) is a non-contributory pension plan which covers all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan) and Family Heritage. Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the former Torchmark Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the ten years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.

If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he retires at age 55, the participant will be entitled to 50% of the accrued benefits. Each of the named executive officers is eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.

Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2016, $210,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2016, $265,000), not on actual final average earnings of the participant.

After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a supplemental executive retirement plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the former Torchmark Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 29 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 23, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs (1) upon termination of their employment in connection with stock options issued to them under the Company’s various incentive plans, (2) upon termination of employment in connection with restricted stock issued to them under the 2011 Plan, (3) upon termination of employment in connection with performance shares awarded to them under the 2011 Plan; (4) at age 65 in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement, and (5) upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP. Additionally, in the case of a change in control of the Company, the stock options, restricted stock and performance shares held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result.

For purposes of the following disclosures, the assumptions used in making the calculations are: (1) the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2016; (2) the per share price of Company stock is $73.76, which was the closing price of the stock on December 31, 2016; (3) the ages of the NEOs as of December 31, 2016 were Gary Coleman (age 63), Larry Hutchison (age 62), Frank Svoboda (age 55), Roger Smith (age 64), Vern Herbel (age 59) and Michael Pressley (age 65); and (4) the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

Currently outstanding Company stock options provide that the options may be exercised for a period of time after termination of employment that varies with the circumstances of the termination:

(1)	on a voluntary termination—one month after termination of employment or the expiration of the stated term of the option, whichever is shorter;

(2)	on an involuntary termination without cause—three months after termination of employment or the expiration of the stated term of the option, whichever is shorter;

(3)	on an early retirement (defined to be at or after age 55)—three years from the date of retirement or the expiration of the stated term of the option whichever is shorter;

(4)	on retirement at or after age 60 —five years from the date of retirement or the expiration of the stated term of the option whichever is shorter;

(5)
on a normal retirement (defined to be at or after age 65)—the remaining balance of the term of the option, and all options remaining unvested upon the exercise of the option vest in full on the retirement date;

(6)	on disability—the remaining balance of the term of the option, and all options remaining unvested immediately vest in full; and

(7)	on death—the remaining balance of the term of the option or one year from the date of death, whichever is longer, and all options remaining unvested at the date of death immediately vest in full.

If employment is terminated for cause, there is no post-termination exercise as all outstanding options are forfeited to the Company. “Cause” is defined by the 2011 Plan as a reason for a plan participant’s termination of employment as that term may be defined in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no employment, severance or similar agreement and if the grant agreement does not define that term (which is the case for all awards currently outstanding under the 2011 Plan), “cause” is defined as any of the following acts by the plan participant, as determined by the Compensation Committee or the Board of Directors: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

Additionally, stock options awarded beginning in 2015 to executives age 55 and above on the grant date contain provisions requiring the executive to have held the option for one year following the grant date to be entitled to any ability to exercise after termination of employment.

The table below sets out values for outstanding “in the money” stock options that would have been realized by the NEOs as of December 31, 2016 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Gary L. Coleman	Retirement at or after age 60— $21,140,227
Disability — $21,140,227
Death — $21,140,227

Larry M. Hutchison	Retirement at or after age 60— $21,140,227
Disability — $21,140,227
Death — $21,140,227

Frank M. Svoboda	Early Retirement — $6,924,544
Disability — $6,924,544
Death — $6,924,544

Roger C. Smith	Retirement at or after age 60 — $12,064,689
Disability — $12,064,689
Death — $12,064,689

Vern D. Herbel	Early Retirement — $4,127,397
Disability — $4,127,397
Death — $4,127,397

W. Michael Pressley	Retirement at or after age 60 -- $2,419,997
Disability — $2,419,997
Death — $2,419,997

Restricted Stock and Termination of Employment

The Company’s currently outstanding restricted stock awards provide that if the executive’s employment with the Company or one of its subsidiaries terminates during the restriction period because of death or because of retirement at or after age 65, all then remaining unvested restricted shares vest in full on the date of death or retirement. Certain restricted stock awarded in 2012 to Messrs. Svoboda, Roger Smith, Herbel and Pressley provides that if their employment terminates by reason of retirement at or after age 60 any then remaining unvested restricted stock vests in designated percentages based upon age at retirement (Age 60 10%, Age 61 20%, Age 62 40%, Age 63 60%, Age 64 80% and Age 65 100%). Certain restricted stock awarded in 2013 to Mr. Herbel does not provide for any vesting based upon employment termination by retirement prior to age 65. Based upon an assumed employment termination date of December 31, 2016, the only value to be shown below for Messrs. Svoboda and Herbel is termination by death and for Messrs. Roger Smith and Pressley is termination by early retirement or termination by death.

Termination by Early Retirement
Roger C. Smith	$247,834
W. Michael Pressley	$177,024
Termination by Death
Frank M. Svoboda	$33,192
Roger C. Smith	$309,792
Vern D. Herbel	$1,582,152
W. Michael Pressley	$177,024

Performance Shares and Termination of Employment

The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’ early retirement based upon age at early retirement (Age 60 10% of target award, Age 61 20% of target award, Age 62 40% of target award, Age 63 60% of target award and Age 64 80% of target award). Beginning with the 2015 awards, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer. Based upon an assumed employment termination date of December 31, 2016, the only value to be shown below for Messrs. Svoboda and Herbel is termination by death or disability and for Messrs. Coleman, Hutchison, Roger Smith and Pressley is termination by early retirement or termination by death or disability.

Termination by Early Retirement
Gary L. Coleman	$4,646,880
Larry M. Hutchison	$3,097,920
Roger C. Smith	$3,186,432
W. Michael Pressley	$2,655,360
Termination by Death or Disability
Gary L. Coleman	$7,744,800
Larry M. Hutchison	$7,744,800
Frank M. Svoboda	$2,655,360
Roger C. Smith	$3,983,040
Vern D. Herbel	$1,899,320
W. Michael Pressley	$2,655,360

Retirement Life Insurance Agreements

The Company will provide a life insurance benefit to each of the NEOs during their respective lifetimes, effective upon the later of his 65thbirthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

Based upon an assumed retirement date of December 31, 2016, each executive would have the following life insurance coverage under his Retirement Life Insurance Agreement: Messrs. Coleman, Hutchison and Roger Smith, $1,995,000; and Mr. Herbel $495,000. Each of them would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Svoboda and Pressley are not covered by a Retirement Life Insurance Agreement.

Supplemental Executive Retirement Plan

The Torchmark Corporation Supplemental Executive Retirement Plan became effective January 1, 2007. No benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. Assuming the NEOs retired on December 31, 2016, since Messrs. Coleman, Hutchison, Svoboda, Roger Smith, Herbel and Pressley were at least age 55 on that date, they would be entitled to receive benefits under the SERP. The annual benefits payable as of December 31, 2016 for these individuals are as follows:

Gary L. Coleman	$531,151
Larry M. Hutchison	$490,222
Frank M. Svoboda (1)	0
Roger C. Smith	$365,601
Vern D. Herbel	$347,559
W. Michael Pressley	$174,436
(1) Eligible for retirement but no benefits would be payable from the SERP due to the early retirement reduction factor under the SERP provisions.

Change-in-Control—Stock Options, Restricted Stock and Performance Share Awards

The 2011 Plan provides that (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options, restricted stock or performance shares, all outstanding options become fully exercisable, all time-based restricted stock vests and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options, restricted stock or performance shares, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change in control, all outstanding options are fully exercisable, time-based restricted stock vests and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination.

For purposes of the 2011 Plan , a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of the Company’s voting securities, but not including:

–	an acquisition by a person who on the plan’s effective date (April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;
–	an acquisition of securities by or from the Company;
–	an acquisition of securities by a Company employee benefit plan; or
–	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)
Individuals serving on the Company’s Board on the effective dates of the 2011 Plan cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:

–
all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction; and

–
no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction, and

–	a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.

(iv)	The Company’s stockholders approve a complete liquidation or dissolution of the Company.

Assuming that the change in control occurred on December 31, 2016, the NEOs would have the following intrinsic option values under the 2011 Plan:

Gary L. Coleman	$21,140,227
Larry M. Hutchison	$21,140,227
Frank M. Svoboda	$6,924,544
Roger C. Smith	$12,064,689
Vern D. Herbel	$4,127,397
W. Michael Pressley	$2,419,997

Assuming that the change in control occurred on December 31, 2016, the NEOs would have the values shown below for their unvested restricted stock granted under the 2011 Plan:

Frank M. Svoboda	$33,192
Roger C. Smith	$309,792
Vern D. Herbel	$1,582,152
W. Michael Pressley	$177,024

Assuming the change in control occurred on December 31, 2016, the NEOs would have the values shown below for their unvested performance shares awarded under the 2011 Plan:

Gary L. Coleman	$7,744,800
Larry M. Hutchison	$7,744,800
Frank M. Svoboda	$2,655,360
Roger C. Smith	$3,983,040
Vern D. Herbel	$1,899,320
W. Michael Pressley	$2,655,360

2016 DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair	102,500	0	120,003	0	0	0	222,503
Marilyn A. Alexander	102,500	120,018	0	0	0	0	222,518
David L. Boren	90,000	120,018	0	0	0	0	210,018
Jane M. Buchan	0	210,017	0	0	0	0	210,017
Robert W. Ingram	90,000	120,018	0	0	0	0	210,018
Steven P. Johnson	17,083	120,066	0	0	0	0	137,149
Lloyd W. Newton	130,000	0	120,003	0	0	0	250,003
Darren M. Rebelez	102,500	120,018	0	0	0	0	222,518
Lamar C. Smith	102,500	120,018	0	0	0	0	222,518
Paul J. Zucconi	125,000	120,018	0	0	0	0	245,018
(1) The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 2,131 shares of restricted stock awarded to each of Messrs. Boren, Ingram, Rebelez, Lamar Smith and Zucconi; 2,131 restricted stock units (RSUs) awarded to Ms. Alexander and 3,729 RSUs awarded to Ms. Buchan, all awarded on January 4, 2016; 1,580 shares of restricted stock awarded to Mr. Johnson on November 2, 2016 and 314 shares of restricted stock awarded to Mr. Johnson on November 3, 2016.
(2) Aggregate outstanding option awards at fiscal year end 2016:

Director	No. of Options
Charles E. Adair	25,142
Marilyn A. Alexander	0
David L. Boren	0
Jane M. Buchan	11,667
Robert W. Ingram	0
Steven P. Johnson	0
Lloyd W. Newton	9,231
Darren M. Rebelez	5,269
Lamar C. Smith	0
Paul J. Zucconi	0
(3) The amount presented in this column is computed in accordance with ASC 718 and represents the grant date fair value of the 9,231 stock options with an exercise price of $56.32 per share awarded on January 4, 2016 to each of Messrs. Adair and Newton.

DIRECTOR COMPENSATION PHILOSOPHY

The Company seeks to compensate its non-employee directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with those of shareholders – a focus on results and the long term – through an emphasis on equity compensation in the form of restricted stock, restricted stock units and stock options.

PAYMENTS TO DIRECTORS

In 2016, non-employee directors of the Company were compensated on the following basis:

(1) Cash Compensation—(a) Directors are paid $90,000 of their annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2011 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that sub-plan of the 2011 Plan; (b)  The Lead Director receives an additional $40,000 annual retainer in cash, payable in quarterly installments; (c) Annual Board committee chair retainers, payable in quarterly installments in cash, are $35,000 for the Audit Committee Chair and $12,500 for each of the Chairs of the Compensation Committee and the Governance and Nominating Committee; and (d) All

members of the Audit Committee (excluding the Audit Committee Chair) receive an additional annual Audit Committee Member Retainer of $12,500, payable in quarterly installments; and

(2) Equity Compensation—Directors are paid $120,000 of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date. If no timely election is made, the non-employee director receives his or her annual equity compensation in the form of $120,000 of market value stock options awarded on the first NYSE trading day of each year

Newly elected non-employee directors receive cash compensation and equity compensation based upon the director's election which has been prorated for the period of their service during the year.

Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses.

Pursuant to the non-employee director sub-plan of the 2011 Plan, newly elected non-employee directors receive upon the date of their initial election to the Board $100,000 of restricted stock, valued at the market closing price of Company common stock on that date. Mr. Johnson received 1,580 restricted shares upon his November 2, 2016 election to the Board.

Non-employee directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2016, no non-employee director received perquisites with an aggregate incremental cost to the Company in excess of $10,000 or any other personal benefits.

Non-employee directors may currently elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2011 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months as elected by the director with payments commencing on the earliest of (a) December 31 of the fifth year after the year for which the deferral was made, (b) the first business day of the fourth month after the director’s death or (c) the director’s termination as a non-employee director of the Company or any of its subsidiaries for a reason other than death. No non-employee director chose to defer any compensation pursuant to these provisions in 2016.

Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS

On October 25, 2006, the Board adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (1) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (2) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated 5% shareholder) must obtain the consent of the Board.

At their February 23, 2016 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2016.

You may find the Related Party Transaction Policy by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investors page. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transactions Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made except:

(1) Late Form 4 filings were made to reflect stock option exercises by Arvelia Bowie (one form), Steve DiChiaro (one form), Shane Henrie (one form) and Bill Leavell (one form); an open market purchase by Ken Matson (one form); an open market sale by Lamar Smith (one form) and the surrender to Company of stock to pay withholding taxes related to vesting of restricted stock or payment of performance shares by Steve DiChiaro (one form) and Roger Smith (two forms).

(2) Amended Form 4 filings were made to correctly reflect acquisition of shares, not disposition of shares, for David Boren (one form), Jane Buchan (one form) and Robert Ingram (one form); to correct calculation errors in share balances by Mike Pressley (one form) and to correct an option grant price by John Rogers (one form).

(3) An amended Form 3 filing was made to late report omitted shares owned in the stock purchase plan of a Company subsidiary by Steve Greer (one form).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of four directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Paul J. Zucconi, who currently serves as Committee Chairman; Steven P. Johnson, Lamar C. Smith, and Marilyn A. Alexander. All members of the Audit Committee, who served during 2016, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. In October 2003, the Board, after review and deliberation, determined that Paul J. Zucconi is the audit committee financial expert serving on the Audit Committee in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5). On February 20, 2017, the Board formally reaffirmed Mr. Zucconi's status as an audit committee financial expert and designated Steven P. Johnson as an additional audit committee financial expert.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to stockholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of Deloitte & Touche LLP (Deloitte), utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2016 with Company management and Deloitte, the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by auditing standards generally accepted in the United States of America, including PCAOB Auditing Standard No.16, Communications with Audit Committees (as may be modified or amended).

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Paul J. Zucconi, Chairman
Marilyn A. Alexander
Steven P. Johnson
Lamar C. Smith

February 24, 2017

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2016 and 2015 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2016 ($)	2015 ($)
Audit Fees(a)	4,025,454	3,832,606
Audit Related Fees(b)	52,000	0
Tax Fees	0	0
All Other Fees(c)	16,500	173,793
Total Fees	4,093,954	4,006,399
(a) Fees for audit services billed in 2016 and 2015 consisted of:
(i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
(ii) Review of the Company’s quarterly financial statements; and
(iii) Services related to Securities and Exchange Commission filings and regulatory matters.
(b) Fees for assistance with Insurance Department examinations in 2016.
(c) Fees for assistance with subsidiary fund review in 2016 and underwriting actuarial services, and subsidiary fund review in 2015.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES

All audit and non-audit services performed by Deloitte in 2016 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of the specific service.

A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly scheduled meeting. The Chief Financial Officer or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000 after obtaining approval of the Chairman of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.

At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s last meeting, a list of any de minimus services approved by the Chief Financial Officer and the Audit Committee Chairman and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

PROCEDURAL MATTERS

Solicitation of Proxies

The Board of Torchmark Corporation (the Company) solicits your proxy for use at the 2017 Annual Meeting of Stockholders and at any adjournment of the meeting. The Annual Meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time on Thursday, April 27, 2017. Gary L. Coleman and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.

If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/ direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2, and 3 and FOR "1 Year" on Proposal 4. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.

The proxy/direction card is considered to be voting instructions furnished to the trustee of the Torchmark Corporation Savings and Investment Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also stockholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.

Record Date, Voting Stock and Quorum

The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2017 Annual Meeting is March 2, 2017 (the Record Date). At the close of business on the Record Date, there were 117,897,409 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, stockholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact stockholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.

The presence at the 2017 Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

Required Vote on Proposals

Proposal 1 – Election of Directors: Under the Company’s By-Laws, a nominee will be elected to the Board of the Company at the 2017 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2– Ratification of Appointment of Independent Registered Public Accounting Firm: Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Advisory Vote to Approve Executive Compensation: Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Proposal 4 – Advisory Vote to Approve Frequency of Advisory Vote on Executive Compensation: Our Board is seeking a non-binding advisory vote regarding whether stockholders prefer to vote on our executive compensation program once a year, once every two years or once every three years. Stockholders may vote "1 Year," "2 Years" or "3 Years" or "Abstain." There is no applicable voting standard for this proposal, and the vote is advisory and non-binding in nature; however, the Board of Directors intends to review the results of the voting on Proposal 4 in determining the frequency of the advisory vote on executive compensation in the future. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

MISCELLANEOUS INFORMATION

Proposals of Stockholders

In order for a proposal (including nominations of candidates for the Board of Directors) by a stockholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Stockholders in 2018 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 16, 2017 If a stockholder proposal is submitted outside the proposal process mandated by this Securities and Exchange Commission rule, and is submitted instead under the Company’s advance notice By-Law provision (Article II, Section 10 of the By-Laws), the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 28, 2017 nor later than February 11, 2018, together with the necessary supporting documentation required under that By-Law provision.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $8,000 plus reimbursement for out-of-pocket expenses.

The Annual Report of the Company for 2016, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to Investor Relations Department of Torchmark Corporation at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Corporate Secretary
 March 16, 2017

APPENDIX A—Non-GAAP Reconciliation

The chart below reflects non-GAAP financial measures utilized by Management, which are included in the Proxy Statement. Torchmark includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Torchmark's definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement		Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income earnings per share (EPS)		Net operating income from continuing operations per common share	Earnings per share (EPS)
Operating income	(1)	Net operating income from continuing operations	Net income
Underwriting income or margin	(1)	Insurance underwriting income or margin	Net income
Return on Equity (ROE)	(2)	Net operating income as a return on equity (ROE) excluding net unrealized gains on fixed maturities	Net income as a ROE
Book value per share	(2)	Book value per share, excluding net unrealized gains on fixed maturities	Book value per share

(1) Net operating income from continuing operations is the consolidated total of segment profits after tax and as such is considered a Non-GAAP measure. Underwriting income is a component of net operating income. See 10-K Consolidated Notes to the Financial Statements Note 14—Business Segments for reconciliation to the most directly comparable GAAP measure and for discussion of the usefulness and purpose of this measure.
(2) Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates on the available-for-sale portfolio. Net unrealized gains on fixed maturities referred to above are net of tax. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

A-1

Torchmark Corporation

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the Election of Directors, Items 2 and 3, and FOR 1 Year on Item 4.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Charles E. Adair	☐	☐	☐	1.7 Robert W. Ingram	☐	☐	☐
1.2 Marilyn A. Alexander	☐	☐	☐	1.8 Steven P. Johnson	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.3 David L. Boren	☐	☐	☐	1.9 Lloyd W. Newton	☐	☐	☐
1.4 Jane M. Buchan	☐	☐	☐	1.10 Darren M. Rebelez	☐	☐	☐
1.5 Gary L. Coleman	☐	☐	☐	1.11 Lamar C. Smith	☐	☐	☐
1.6 Larry M. Hutchison	☐	☐	☐	1.12 Paul J. Zucconi	☐	☐	☐

2. Ratification of Auditors: ☐ For ☐ Against ☐ Abstain

3. Advisory Approval of 2016 Executive Compensation: ☐ For ☐ Against ☐ Abstain

4. Advisory Approval of Executive Compensation Frequency Voting: ☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TORCHMARK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 27, 2017
10:00 a.m. (CDT)

3700 South Stonebridge Drive
McKinney, Texas 75070

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2016 Annual Report to Stockholders are available at: http://www.torchmarkcorp.com/investors/annualreports.

Torchmark Corporation

proxy

The undersigned hereby appoints Gary L. Coleman and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 27th day of April, 2017 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP) and the Torchmark Corporation Savings and Investment Plan (TPP) will be voted in the manner specified and in the discretion of the persons named above or such agents or trustees on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/tmk
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 26, 2017.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 26, 2017.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Voting cutoff for phone, Internet and mail is 11:59 p.m. (CT) on April 24, 2017 for the TPP.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.